AMENDMENT NO. 12
TO DISTRIBUTION AGREEMENT
(The AAL Mutual Funds)

Exhibit A to the The AAL Mutual Funds Distribution Agreement between Thrivent Investment Management Inc. and The AAL Mutual Funds, dated June 15, 1997, is hereby amended, effective ________, as follows:

  Exhibit A is modified to add Thrivent Mid Cap Growth Fund, Thrivent High Yield Fund, Thrivent Income Fund, and Thrivent Limited Maturity Bond Fund.

A revised Exhibit A is attached hereto.

THE AAL MUTUAL FUNDS

By______________________
Pamela J. Moret, President

THRIVENT INVESTMENT MANAGEMENT INC.

By________________________
Bruce J. Nicholson, President

EXHIBIT A
TO
THE AAL MUTUAL FUNDS DISTRIBUTION AGREEMENT
(Effective __2004)

  The AAL Capital Growth Fund

  The AAL Bond Fund

  The AAL Municipal Bond Fund

  The AAL Money Market Fund

  The AAL U.S. Government Zero Coupon Target Fund, Series 2006

  The AAL Mid Cap Stock Fund

  The AAL Equity Income Fund

  The AAL International Fund

  The AAL Small Cap Stock Fund

  The AAL High Yield Bond Fund

  The AAL Balanced Fund

  The AAL Large Company Index Fund

  The AAL Mid Cap Index Fund

  The AAL Bond Index Fund

  The AAL Large Company Index Fund II

  The AAL Mid Cap Index Fund II

  The AAL Small Cap Index Fund II

  The AAL Aggressive Growth Fund

  The AAL Technology Stock Fund

  The AAL Small Cap Value Fund

  Thrivent Mid Cap Growth Fund

  Thrivent High Yield Fund

  Thrivent Income Fund

  Thrivent Limited Maturity Bond Fund